                                                                   Exhibit 10.27

     RE:   AMENDED AND RESTATED 1987 STOCK OPTION PLAN
           AMENDED 1995 STOCK OPTION PLAN, AND
           2005 STOCK OPTION PLAN, (THE "PLAN(S)")

Dear Option holder:

     This letter is to inform you that the Board of Directors of Alteon Inc. has approved an amendment to certain of your option agreements issued under the Plan. These options have exercise prices below the current fair market value of our Common Stock. As of December 31, 2005, each option issued under the Plan and listed on Attachment I hereto shall become fully vested and immediately exercisable.

     Except as set forth above, each option agreement issued under the Plan shall remain in full force and effect and subject to its terms and conditions as set forth therein. This Letter, together with your option agreements, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Letter shall affect or be used to interpret, change or restrict, the express terms and provisions of this Letter.

                                        Sincerely,


                                        /s/ Kenneth I. Moch
                                        ----------------------------------------
                                        Kenneth I. Moch
                                        President and Chief Executive Officer

                                                                    ATTACHMENT I

GRANT DATE   EXERCISE PRICE   NUMBER OF SHARES GRANTED   NUMBER OF SHARES BEING ACCELERATED
----------   --------------   ------------------------   ----------------------------------



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